Exhibit 99.1

Inphi Corporation Announces Third Quarter 2016 Results

Reports 17% Sequential and 49% Year-over-Year Revenue Growth in Q3 (from continuing operations);

Guides to 41% Year over Year Revenue Growth in Q4 (from continuing operations)

Company to Acquire Leading SOC Developer ClariPhy

SANTA CLARA, Calif., Nov. 1, 2016 – Inphi Corporation (NYSE: IPHI), a leader in high-speed data movement interconnects, today announced financial results for its third quarter ended September 30, 2016. The third quarter financial results include the impact of classifying the memory buffer and memory register business as assets recently sold to Rambus. The financial impact of this business has been reclassified out of results from continuing operations.

GAAP Results

Revenue from continuing operations in the third quarter of 2016 was $70.7 million on a U.S. generally accepted accounting principles (GAAP) basis, up 17% sequentially from $60.5 million in the second quarter of 2016 and up 49% year-over-year, compared with $47.4 million in the third quarter of 2015. The growth in our revenue reflects the increase in consumption of Inphi linear transimpedance amplifiers, linear driver products and CMOS semiconductor-based100G physical layers (iPHY) products.

Gross margin from continuing operations under GAAP in the third quarter of 2016 was 68.1%, compared with 64.9% in the third quarter of 2015. The increase in gross margin was primarily due to increased sales of higher margin products in the communication business.

GAAP income from continuing operations in the third quarter of 2016 was $10.2 million or 14.5% of revenue from continuing operations, compared to a GAAP loss from continuing operations in the third quarter of 2015 of $1.7 million or (3.6%) of revenue from continuing operations.

GAAP net income from continuing operations for the third quarter of 2016 was $6.6 million, or $0.15 per diluted common share, compared with GAAP net loss from continuing operations of $1.9 million, or ($0.05) per diluted common share, in the third quarter of 2015.

Inphi reports revenue, gross margin, operating expenses, net income (loss), and earnings per share from continuing operations in accordance with GAAP and on a non-GAAP basis. A reconciliation of the GAAP to non-GAAP revenue, gross margin, operating expenses, net income, earnings per share from continuing operations, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this news release.

Non-GAAP Results

Gross margin from continuing operations on a non-GAAP basis in the third quarter 73% in both 2016 and 2015.

Non-GAAP income from continuing operations in the third quarter of 2016 was $20.9 million, or 29.6% of revenue from continuing operations, compared with $10.0 million, or 21.2% of revenue from continuing operations in the third quarter of 2015.

Non-GAAP net income from continuing operations in the third quarter of 2016 was $20.6 million, or $0.46 per diluted common share. This compares with non-GAAP net income from continuing operations of $8.7 million, or $0.21 per diluted common share in the third quarter of 2015.

“We are very pleased that Q3 revenue and earnings exceeded expectations, and that we are guiding for a strong fourth quarter,” said Ford Tamer, president and CEO of Inphi.” We believe that our strategic acquisition of ClariPhy will position us as one of the most comprehensive component suppliers across an exciting and growing optical networking market. We believe the product portfolio of our combined companies will enable us to better support our service provider and cloud customers.”

Nine Months 2016 Results

Revenue from continuing operations in the nine months ended September 30, 2016 was $185.4 million, compared with $139.8 million in the nine months ended September 30, 2015. GAAP net income from continuing operations in the nine months ended September 30, 2016 was $7.4 million, or $0.17 per diluted share, on approximately 44.0 million diluted weighted average common shares outstanding. This compares with GAAP net loss of $13.7 million, or ($0.36) per diluted share, on approximately 38.3 million diluted weighted average common shares outstanding in the nine months ended September 30, 2015.

Non-GAAP net income from continuing operations in the nine months ended September 30, 2016 was $45.7 million, or $1.04 per diluted weighted average common share outstanding, on approximately 44.0 million diluted weighted average common shares outstanding. This compares with non-GAAP net income of $26.1 million from continuing operations in the nine months ended September 30, 2015, or $0.63 per diluted weighted average common share outstanding.

Business Outlook

The following statements are based on the Company’s current expectations for the fourth quarter of 2016. These statements are forward-looking and actual results may differ materially. A reconciliation between the GAAP and Non-GAAP outlook is included at the end of this press release.

●	Revenue from continuing operations is expected to increase 5.5% to 8.5% sequentially in Q4 2016, a range of $74.7 million to $76.7 million.
●	GAAP based gross margin is expected to be 66.7% - 67.8%.
●	Non-GAAP gross margin is expected to be approximately 71.3% to 72.3%.
●	Stock-based compensation expense is expected to be in the range of $7.1 million to $7.3 million.
●	GAAP results are expected to be in a range between a net income of $4.0 million to $5.1 million, or $.09 - $0.11 per diluted share, on 44.6 million estimated diluted shares outstanding.
●

Non-GAAP net income, excluding stock-based compensation expense, amortization of intangibles related to the Cortina acquisition and noncash interest on convertible debt, is expected to be in the range of $19.4 million to $20.5 million, or $0.44- $0.46 per diluted share, on 44.6 million estimated diluted shares outstanding.

Quarterly Conference Call Today

Inphi plans to hold a conference call today at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time with Ford Tamer, president and chief executive officer, and John Edmunds, chief financial officer, to discuss the third quarter 2016 results.

The call can be accessed by dialing 844-459-2451; international callers should dial 765-507-2591, participant passcode: 98500691. Please dial-in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Inphi’s website at http://investors.inphi.com for up to 30 days after the call.

About Inphi

Inphi Corporation is a leader in high-speed data movement. We move big data - fast, throughout the globe, between data centers, and inside data centers. Inphi's expertise in signal integrity results in reliable data delivery, at high speeds, over a variety of distances. As data volumes ramp exponentially due to video streaming, social media, cloud-based services, and wireless infrastructure, the need for speed has never been greater. That's where we come in. Customers rely on Inphi's solutions to develop and build out the Service Provider and Cloud infrastructures, and data centers of tomorrow. To learn more about Inphi, visit www.inphi.com.

# # #

Cautionary Note Concerning Forward-Looking Statements

Statements in the press release and certain matters to be discussed on the third quarter of 2016 conference call regarding Inphi Corporation, which are not historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as outlook, believe, expect, may, will, provide, could, and should, and the negative of these terms or other similar expressions. These statements include statements relating to: the Company’s business outlook and current expectations for the fourth quarter of 2016, including with respect to revenue, gross margin, stock-based compensation expense, operating performance, net income or loss, and earnings per share; the Company’s expectations and belief regarding continued growth in the fourth quarter of 2016, the Company’s pending strategic acquisition of ClariPhy and its belief that the acquisition will position it as one of the most comprehensive component suppliers across the optical networking market and that the product portfolio of the combined companies will enable Inphi to better support its service provider and cloud customers; features and benefits of the Company’s solutions; and benefits of using non-GAAP financial measures. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: the Company’s ability to sustain profitable operations due to its history of losses and accumulated deficit; dependence on a limited number of customers for a substantial portion of revenue and lack of long-term purchase commitments from our customers; product defects; risk related to intellectual property matters, lengthy sales cycle and competitive selection process; lengthy and expensive qualification processes; ability to develop new or enhanced products in a timely manner; development of the markets that the Company targets; risks related to the pending acquisition of ClariPhy; risks related to the sale of the Memory product business; market demand for the Company’s products; reliance on third parties to manufacture, assemble and test products; ability to compete; and other risks inherent in fabless semiconductor businesses. In addition, actual results could differ materially due to changes in tax rates or tax benefits available, changes in claims that may or may not be asserted, as well as changes in pending litigation. For a discussion of these and other related risks, please refer to Inphi Corporation’s recent SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2015, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Inphi Corporation undertakes no obligation to update forward-looking statements for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Inphi, the Inphi logo and Think fast are registered trademarks of Inphi Corporation. All other trademarks used herein are the property of their respective owners.

Corporate Contact:

Kim Markle

Inphi

408-217-7329

kmarkle@inphi.com

Investor Contact:

Deborah Stapleton

650-815-1239

deb@stapleton.com

INPHI CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of dollars, except share and per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue	$70,750	$47,377	$185,365	$139,836
Cost of revenue	22,562	16,644	58,958	56,336
Gross margin	48,188	30,733	126,407	83,500
Operating expenses:
Research and development	25,897	23,192	77,205	63,968
Sales and marketing	6,688	4,841	18,282	15,643
General and administrative	5,359	4,387	14,436	15,632
Total operating expenses	37,944	32,420	109,923	95,243
Income (loss) from operations	10,244	(1,687)	16,484	(11,743)
Interest expense, net of other income	(2,118)	27	(7,534)	100
Income (loss) from continuing operations before income taxes	8,126	(1,660)	8,950	(11,643)
Provision for income taxes	1,530	223	1,501	2,092
Net income (loss) from continuing operations	6,596	(1,883)	7,449	(13,735)
Net income from discontinued operations, including gain on disposal, net of tax	72,976	781	72,874	2,925
Net income (loss)	$79,572	$(1,102)	$80,323	$(10,810)

Earnings per share:
Basic
Net income (loss) from continuing operations	$0.16	$(0.05)	$0.18	$(0.36)
Net income from discontinued operations	1.79	0.02	1.81	0.08
	$1.95	$(0.03)	$1.99	$(0.28)
Diluted
Net income (loss) from continuing operations	$0.15	$(0.05)	$0.17	$(0.36)
Net income from discontinued operations	1.65	0.02	1.66	0.08
	$1.80	$(0.03)	$1.83	$(0.28)

Weighted-average shares used in computing earnings per share:
Basic	40,854,508	38,890,594	40,343,548	38,343,831
Diluted	44,318,827	38,890,594	43,998,821	38,343,831

The following table presents details of stock-based compensation expense included in each functional line item in the consolidated statements of operations above:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(in thousands of dollars)
	(Unaudited)
Cost of revenue	$529	$299	$1,290	$995
Research and development	4,050	3,133	12,448	9,679
Sales and marketing	1,298	783	3,026	2,424
General and administrative	1,279	1,414	3,114	4,035
Discontinued operations	314	1,621	2,324	3,739
	$7,470	$7,250	$22,202	$20,872

INPHI CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands of dollars)

(Unaudited)

	September 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$448,039	$283,044
Short-term investments in marketable securities	245,420	43,616
Accounts receivable, net	41,426	30,418
Inventories	14,786	12,628
Prepaid expenses and other current assets	18,645	3,901
Current assets held for sale	-	5,268
Total current assets	768,316	378,875

Property and equipment, net	34,281	33,624
Goodwill	8,440	8,440
Identifiable intangible assets	56,757	66,289
Other noncurrent assets	7,273	14,448
Noncurrent assets held for sale	-	3,370
Total assets	$875,067	$505,046

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$12,275	$5,851
Deferred revenue	3,765	4,654
Accrued expenses and other current liabilities	25,346	17,983
Current liabilities held for sale	-	5,490
Total current liabilities	41,386	33,978
Convertible debt	390,936	171,701
Other liabilities	3,210	8,697
Total liabilities	435,532	214,376

Stockholders’ equity:
Common stock	41	39
Additional paid-in capital	455,761	392,616
Accumulated deficit (1)	(17,157)	(102,741)
Accumulated other comprehensive income	890	756
Total stockholders’ equity	439,535	290,670
Total liabilities and stockholders’ equity	$875,067	$505,046

     (1) The accumulated deficit in 2016 includes the cumulative effect of accounting change of $5,261.

INPHI CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(in thousands of dollars, except share and per share amounts)

To supplement the financial data presented on a GAAP basis, the Company discloses certain non-GAAP financial measures, which exclude stock-based compensation, legal, transition costs and other expenses, purchase price fair value adjustments related to Cortina acquisition, non-cash interest expense related to convertible debt, indirect expenses associated with discontinued operations and deferred tax asset valuation allowance. These non-GAAP financial measures are not in accordance with GAAP. These results should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes charges or benefits that management considers to be outside of the Company’s core operating results. The Company believes that the non-GAAP measures of gross margin, income from operations, net income and earnings per share, in combination with the Company’s financial results calculated in accordance with GAAP, provide investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation and to plan and forecast performance in future periods. The Company’s non-GAAP measurements are not prepared in accordance with GAAP, and are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

INPHI CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(in thousands of dollars, except share and per share amounts)

(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2016		2015		2016		2015

GAAP revenue to Non-GAAP revenue
GAAP revenue	$70,750		$47,377		$185,365		$139,836
Cortina revenue lost due to purchase accounting	-		-		-		408	(a)
Non-GAAP revenue	$70,750		$47,377		$185,365		$140,244

GAAP gross margin to Non-GAAP gross margin
GAAP gross margin	$48,188		$30,733		$126,407		$83,500
Adjustments to GAAP gross margin:
Cortina revenue lost due to purchase accounting, net of cost of goods sold	-		-		-		303	(a)
Stock-based compensation	529	(b)	299	(b)	1,290	(b)	995	(b)
Acquisition related expenses	-		160	(c)	47	(c)	199	(c)
Amortization of inventory step-up	-		506	(d)	241	(d)	7,576	(d)
Amortization of intangibles	2,875	(e)	2,874	(e)	8,625	(e)	8,623	(e)
Depreciation on step-up values of fixed assets	27	(f)	53	(f)	73	(f)	149	(f)
Non-GAAP gross margin	$51,619		$34,625		$136,683		$101,345

GAAP operating expenses to Non-GAAP operating expenses
GAAP research and development	$25,897		$23,192		$77,205		$63,968
Adjustments to GAAP research and development:
Stock-based compensation	(4,050)	(b)	(3,133)	(b)	(12,448)	(b)	(9,679)	(b)
Acquisition related expenses	(4)	(c)	(888)	(c)	(372)	(c)	(1,073)	(c)
Depreciation on step-up values of fixed assets	(52)	(f)	(69)	(f)	(174)	(f)	(138)	(f)
Impairment of in-process research and development	-		-		-		(1,750)	(g)
Indirect expenses associated with discontinued operations	(272)	(h)	(816)	(h)	(1,904)	(h)	(2,448)	(h)
Non-GAAP research and development	$21,519		$18,286		$62,307		$48,880

GAAP sales and marketing	$6,688		$4,841		$18,282		$15,643
Adjustments to GAAP sales and marketing:
Stock-based compensation	(1,298)	(b)	(783)	(b)	(3,026)	(b)	(2,424)	(b)
Acquisition related expenses	-		(313)	(c)	(193)	(c)	(462)	(c)
Amortization of intangibles	(204)	(e)	(204)	(e)	(612)	(e)	(612)	(e)
Depreciation on step-up values of fixed assets	(29)	(f)	(26)	(f)	(72)	(f)	(61)	(f)
Non-GAAP sales and marketing	$5,157		$3,515		$14,379		$12,084

GAAP general and administrative	$5,359		$4,387		$14,436		$15,632
Adjustments to GAAP general and administrative:
Stock-based compensation	(1,279)	(b)	(1,414)	(b)	(3,114)	(b)	(4,035)	(b)
Acquisition related expenses	-		(127)	(c)	(37)	(c)	(715)	(c)
Amortization of intangibles	(46)	(e)	(46)	(e)	(138)	(e)	(138)	(e)
Depreciation on step-up values of fixed assets	(8)	(f)	(2)	(f)	(15)	(f)	2	(f)
Loss on disposal of Cortina property and equipment at fair value	-		-		-		(508)	(i)
Non-GAAP general and administrative	$4,026		$2,798		$11,132		$10,238

Non-GAAP total operating expenses	$30,702		$24,599		$87,818		$71,202

GAAP net income (loss) from continuing operations to Non-GAAP net income from continuing operations
GAAP net income (loss) from continuing operations	$6,596		$(1,883)		$7,449		$(13,735)
Adjusting items to GAAP net income (loss) from continuing operations:
Cortina revenue lost due to purchase accounting, net of cost of goods sold	-		-		-		303	(a)
Operating expenses related to stock-based compensation expense	7,156	(b)	5,629	(b)	19,878	(b)	17,133	(b)
Acquisition related expenses	4	(c)	1,488	(c)	649	(c)	2,449	(c)
Amortization of inventory fair value step-up	-		506	(d)	241	(d)	7,576	(d)
Amortization of intangibles related to purchase price	3,125	(e)	3,124	(e)	9,375	(e)	9,373	(e)
Depreciation on step-up values of fixed assets	116	(f)	150	(f)	334	(f)	346	(f)
Impairment of in-process research and development	-		-		-		1,750	(g)
Indirect expenses associated with discontinued operations	272	(h)	816	(h)	1,904	(h)	2,448	(h)
Loss on disposal of Cortina property and equipment at fair value	-		-		-		508	(i)
Accretion and amortization expense on convertible debt	3,230	(j)	-		8,236	(j)	-
Gain on sale of cost method investment	(1,138)	(k)	-		(1,138)	(k)	-
Valuation allowance and tax effect of the adjustments from GAAP to non-GAAP	1,230	(l)	(1,127)	(l)	(1,232)	(l)	(2,061)	(l)
Non-GAAP net income from continuing operations	$20,591		$8,703		$45,696		$26,090

Shares used in computing non-GAAP basic earnings per share	40,854,508		38,890,594		40,343,548		38,343,831

Shares used in computing non-GAAP diluted earnings per share	44,318,827		41,508,023		43,998,821		41,127,695

Non-GAAP earnings per share continuing operations:
Basic	$0.50		$0.22		$1.13		$0.68
Diluted	$0.46		$0.21		$1.04		$0.63

GAAP gross margin from continuing operations as a % of revenue	68.1%		64.9%		68.2%		59.5%
Stock-based compensation	0.8%		0.6%		0.7%		0.7%
Amortization of inventory fair value step-up and intangibles, Cortina revenue lost due to purchase accounting and others	4.1%		7.6%		4.8%		12.1%
Non-GAAP gross margin from continuing operations as a % of revenue	73.0%		73.1%		73.7%		72.3%

(a)

Reflects the Cortina revenue lost due to purchase accounting and corresponding cost of goods sold. The Company includes this item when it evaluates the continuing operational performance of the Company.

(b)

Reflects the stock-based compensation expense recorded relating to stock based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(c)

Reflects the legal, transition costs and other expenses related to Cortina acquisition. The transition costs also include short-term cash retention bonus payments to Cortina employees that were part of the purchase agreement when the Company acquired Cortina. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(d)

Reflects the cost of goods sold fair value amortization of inventory step-up related to Cortina. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(e)

Reflects the fair value amortization of intangibles related to Cortina acquisition. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(f)

Reflects the fair value depreciation of fixed assets related to Cortina acquisition. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(g)

Reflects the impairment of in-process research and development from the Cortina acquisition. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(h)

Reflects indirect expenses which includes engineering software tools and lease expenses associated with discontinued operations. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its continuing operating performance.

(i)

Reflects the loss on disposal of certain property and equipment from the Cortina acquisition. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(j)

Reflects the accretion and amortization expense on convertible debt. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(k)

Reflects the gain on sale of cost method investment. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(l)

Reflects the change in valuation allowance and delta in interim period tax allocation from GAAP to non-GAAP related to non-GAAP adjustments. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

INPHI CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP MEASURES -FOURTH QUARTER 2016 GUIDANCE

(in thousands of dollars, except share and per share amounts)

(Unaudited)

	Three Months Ending December 31, 2016
	High		Low
Estimated GAAP net income from continuing operations		$5,100		$4,000
Adjusting items to estimated GAAP net income:
Operating expenses related to stock-based compensation expense		7,200		7,200
Amortization of intangibles		3,241		3,241
Amortization of convertible debt interest cost		5,920		5,920
Tax effect of GAAP to non-GAAP adjustments		(950)		(950)
Estimated non-GAAP net income from continuing operations		$20,511		$19,411

Shares used in computing estimated non-GAAP diluted earnings per share		44,600,000		44,600,000

Estimated non-GAAP diluted earnings per share		$0.46		$0.44

Revenue from continuing operations		$76,700		$74,700

GAAP gross margin from continuing operations as	$		$
a % of revenue		67.8%		66.7%
Adjusting items to estimated GAAP gross margin:
Stock-based compensation		529		529
Amortization of intangibles		2,900		2,900
Estimated non-GAAP gross margin		$55,432		$53,254
as a % of revenue		72.3%		71.3%